Exhibit 5.1

                                   LAW OFFICES

                 NEUBERGER, QUINN, GIELEN, RUBIN & GIBBER, P.A.

                                   27th FLOOR
                                ONE SOUTH STREET
                         BALTIMORE, MARYLAND 21202-3282
                                  www.nqgrg.com
                                 (410) 332-8550

HILLEL TENDLER                                                       FAX NO.
(410) 332-8552                                                   (410) 951-6038
                                                                 E-MAIL ADDRESS:
                                                                  HT@NQGRG.COM

                                  July 21, 2005

Board of Directors
Universal Security Instruments, Inc.
7-A Gwynns Mill Court
Owings Mills, Maryland 21117

Gentlemen:

      We are acting as counsel to Universal Security Instruments, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale by a selling stockholder as set forth in the Registration Statement (the "Selling Stockholder") of up to 332,719 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"). This opinion letter is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

      We have examined copies of (i) the Certificate of Incorporation of the Company, as amended (the "Charter"), (ii) the Bylaws of the Company, as amended,
(iii) the stock records of the Company, and (iv) the resolutions of the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

      In expressing the opinions set forth below, we have assumed, and as far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

      We express no legal opinion upon any matter other then that explicitly addressed below, and our opinion herein contained shall not be interpreted to be an implied opinion upon any other matter.

      Based upon the foregoing, we are of the opinion that the Shares have been validly issued, and are fully paid and non-assessable.

      The foregoing opinion is limited to the laws of the State of Maryland and the United States of America, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.


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NEUBERGER, QUINN, GIELEN, RUBIN & GIBBER, P.A.

Board of Directors
Universal Security Instruments, Inc.
July 21, 2005
Page 2


      This opinion is being furnished to you for your benefit and may not be relied upon by any other person without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                  Very truly yours,

                                  NEUBERGER, QUINN, GIELEN, RUBIN & GIBBER, P.A.


                                  By: /s/ Hillel Tendler
                                      ------------------------------------------
                                      Hillel Tendler, Principal


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